Exhibit 16.1

May 9, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Jianzhi Education Technology Group Company Limited under Item 4.01 of its Form 6-K dated May 9, 2023. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Jianzhi Education Technology Group Company Limited contained therein.

Very truly yours,

/s/ Friedman LLP

New York, New York